                            OppenheimerFunds, Inc.
                       498 Seventh Avenue - 10th Floor
                              New York, NY 10018

September 16, 2003

SEC Filer Support
Mail Stop 0-7; Securities Operations Center
6432 General Green Way
Alexandria, VA  22312

      Re:    Oppenheimer Series Fund, Inc., on behalf of its series
             Oppenheimer Value Fund
             File Number: 333-107862

To the Securities and Exchange Commission:

      Oppenheimer Series Fund, Inc., on behalf of its series Oppenheimer
Value Fund (the "Registrant") and OppenheimerFunds Distributor, Inc., as
general distributor of the Registrant's shares, hereby request the acceleration of the Registrant's Pre-Effective Amendment No. 2 on Form N-14
to September 18, 2003 (or as soon thereafter as practicable).

Oppenheimer Series Fund, Inc.,
on behalf of its series Oppenheimer Value Fund

By:   /s/ Philip T. Masterson
      -----------------------
     Philip T. Masterson,
     Assistant Secretary

OPPENHEIMERFUNDS DISTRIBUTOR, INC.

By:   /s/ Katherine P. Feld
      ---------------------
     Katherine P. Feld,
     Vice President

525-375_CoverLtr_AccelRequest_091503.doc